UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendments to Amended and Restated Credit Agreement and Note Purchase and Guarantee Agreement

On July 1, 2015, Dairyland USA Corporation (“Dairyland”), The Chefs’ Warehouse Mid-Atlantic, LLC (“CW Mid-Atlantic”), Bel Canto Foods, LLC (“Bel Canto”), The Chefs’ Warehouse West Coast, LLC (“CW West Coast”) and The Chefs’ Warehouse of Florida, LLC (“CW Florida”, and together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, the “Borrowers,” and together with the subsidiaries of The Chefs’ Warehouse, Inc. (the “Company”) that guarantee the Borrowers’ obligations thereunder, the “Loan Parties”), JP Morgan Chase Bank, N.A. (“JP Morgan”) and the lenders from time to time party thereto (the “Lenders”) entered into Amendment No. 6 (“Amendment No. 6”) to the Amended and Restated Credit Agreement dated as of April 25, 2012, as amended and restated on April 17, 2013, by and among the Borrowers, JP Morgan and the Lenders (the “Amended and Restated Credit Agreement”).

Amendment No. 6 amends the Amended and Restated Credit Agreement to, upon the Company’s election by irrevocable written notice on each date on which the aggregate consideration paid during any two consecutive fiscal quarters for permitted acquisitions consummated on or after July 1, 2015, but not later than June 30, 2016, exceeds $25,000,000, increase the maximum permitted Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement) and Senior Secured Leverage Ratio (as defined in the Amended and Restated Credit Agreement) for a four consecutive fiscal quarter period beginning with the fiscal quarter during which the relevant acquisition occurs by (i) in the case of the first two fiscal quarters, an additional 0.50:1.00 and (ii) in the case of the last two fiscal quarters, an additional 0.25:1.00; provided, however, that in no case shall the Total Leverage Ratio exceed 5.00:1.00 or the Senior Secured Leverage Ratio exceed 4.50:1.00 (collectively, the “Financial Covenants Adjustment”).

Each of the Company’s subsidiaries that guarantee the Borrowers’ obligations under the Amended and Restated Credit Agreement consented to the Borrowers’ entering into Amendment No. 6 to the Amended and Restated Credit Agreement.

On July 1, 2015, Dairyland, CW Mid-Atlantic, Bel Canto, CW West Coast and CW Florida (the “Issuers”), along with the Company’s subsidiaries that guarantee the Issuers’ obligations thereunder (together with the Issuers, the “Obligors”), entered into an Amendment No. 6 to the Note Purchase and Guarantee Agreement dated as of April 17, 2013 (the “Note Purchase and Guarantee Agreement”) among the Issuers, the Company’s subsidiaries that guarantee the Issuer’s obligations thereunder and the Prudential Insurance Company of America and certain of its affiliates to include the Financial Covenants Adjustment and increase the applicable rate of the Notes (as defined in the Note Purchase and Guarantee Agreement) by 0.25% during the period of the Financial Covenants Adjustment.

The foregoing descriptions of Amendment No. 6 to the Amended and Restated Credit Agreement and Amendment No. 6 to the Note Purchase and Guarantee Agreement are qualified in their entirety by reference to the copies thereof filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated by reference into this Item 1.01.

Sale-Leaseback Arrangement

On June 30, 2015, the Company, CW West Coast, CW LV Real Estate, LLC (“Real Estate”) and Chefs’ Warehouse Parent, LLC (“Parent” and together with the Company, CW West Coast and Real Estate, the “Co-Tenants”) consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction”) pursuant to (i) a Purchase Agreement, dated June 30, 2015, between the Co-Tenants and CW Las Vegas NV Landlord, LLC, a subsidiary of SunTrust Banks, Inc. (the “Landlord”), pursuant to which Real Estate sold to Landlord its interest in certain real property and improvements located in Las Vegas, Nevada (the “Property”), for a purchase price of approximately $14.8 million; and (ii) a Lease Agreement, dated June 30, 2015, between the Co-Tenants and Landlord with respect to the Co-Tenants’ lease of the Property for a term of twenty (20) years, with four (4) options to extend the term of the Lease Agreement for five (5) years each (subject to there not then existing a Material Event of Default (as defined in the Lease Agreement) at the time of such extension). Under the Lease Agreement, the Company will pay rent of approximately $79,500 per month with anticipated annual rent escalators of 1.95%. The Lease Agreement is a net lease and the costs and expenses associated with the Property are to be paid for by the Co-Tenants. If the Landlord decides to sell the Property during the term of the Lease Agreement (which it may not do to a competitor of the Co-Tenants), the Company shall have a right of first refusal to purchase the Property on the same terms offered to any third party.

The foregoing summary of the terms and conditions of the Lease Agreement is qualified in its entirety by reference to the copy thereof filed herewith as Exhibit 10.3 and which is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above under the heading “Amendments to Amended and Restated Credit Agreement and Note Purchase and Guarantee Agreement” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 6, dated as of July 1, 2015, to the Amended and Restated Credit Agreement dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent..
10.2	Amendment No. 6, dated as of July 1, 2015, to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Issuers, the Guarantors party thereto, The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Arizona Reinsurance Captive Company, and Prudential Retirement Insurance and Annuity Company.
10.3	Lease Agreement, dated as of June 30, 2015, between CW LV Real Estate, LLC, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC and The Chefs’ Warehouse West Coast, LLC, jointly and severally as the Tenant, and CW Nevada Landlord, LLC, as the Landlord.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name:	John D. Austin
Title:	Chief Financial Officer

Date:   July 7, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 6, dated as of July 1, 2015, to the Amended and Restated Credit Agreement dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.
10.2	Amendment No. 6, dated as of July 1, 2015, to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Issuers, the Guarantors party thereto, The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Arizona Reinsurance Captive Company, and Prudential Retirement Insurance and Annuity Company.
10.3	Lease Agreement, dated as of June 30, 2015, between CW LV Real Estate, LLC, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC and The Chefs’ Warehouse West Coast, LLC, jointly and severally as the Tenant, and CW Nevada Landlord, LLC, as the Landlord.